Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
FITNESS XPRESS SOFTWARE AND MICROWAVE SATELLITE TECHNOLOGIES, INC

On May 22, 2007, Fitness Express Software, Inc. (the “Company” , “Registrant” or “FSX”) , entered into an Agreement and Plan of Merger and Reorganization (“Agreement”) with the stockholders of Microwave Satellite Technologies, Inc. (“MST”). The Registrant is an inactive publicly registered corporation with no significant operations. For accounting purposes, MST shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, MST is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations.

The unaudited pro forma condensed combined statements of operations are presented combining MST’s condensed consolidated statement of operations for the year ended December 31, 2006 and MST’s unaudited condensed statement of operations for the three months ended March 31, 2007 with FXS’s statements of operations for the period of February 10, 2006 (inception) to January 31, 2007 and for the three months ended January 31, 2007 assuming the transaction occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on March 31, 2007 and combines MST’s unaudited March 31, 2007 condensed balance sheet amounts with FXS’s unaudited balance sheet as January 31, 2007.

The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of the Registrant’s and Fitness Xpress’ historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of MST (including notes thereto) included in this Form.

Microwave Satellite Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2007 and January 31, 2007

	Historical			Pro Forma
	MST	Fitness Xpress
	March 31, 2007	January 31, 2007	Combined Total	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$126,936	$12,204	$139,140	$7,268,406	(1)	$7,407,546
Accounts Receivable, net of allowance for doubtful accounts of $10K	117,719	-	117,719	-		117,719
Other	429,816	-	429,816	-		429,816
Total current assets	674,471	12,204	686,675	7,268,406		7,955,081

Property and equipment, net	222,823	-	222,823	-		222,823

Equipment under operating leases, net	3,443,747	-	3,443,747	-		3,443,747

Other Assets:
Intangible assets, net	2,104,604	-	2,104,604	-		2,104,604
Goodwill	1,958,199	-	1,958,199	-		1,958,199
Deferred financing costs	0	-	0	1,166,350	(2)	1,166,350
Other	67,403	-	67,403	-		67,403
Total other assets	4,130,206	-	4,130,206	1,166,350		5,296,556
TOTAL ASSETS	$8,471,247	$12,204	8,483,451	8,434,756		16,918,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	1,109,878	-	1,109,878	100,000	(1)	1,209,878
Due to Telkonet, Inc.	6,872,916	-	6,872,916	(5,000,000)	(3)	872,916
				(1,000,000)	(4)
Other	473,301	2,454	475,755	-		475,755
Total current liabilities	8,456,095	2,454	8,458,549	(5,900,000)		2,558,549

Long Term Liabilities:
Long term debt, net of unamortized discount of $2,450,000	-	-	-	4,126,350	(2)	4,126,350

Commitments and Contingencies	-	-	-	-		-

Stockholders’ Equity :
Common stock, no par value, authorized 1,000 shares, issued 300 shares and outstanding 125 shares	3,592,961	-	3,592,961	(3,592,961)	(6)	-
Common stock, par value $0.001, authorized 90,000,000 shares, 29,386,538 shares issued and outstanding		6,586	6,586	15,000	(6)	29,387
				5,598	(7)
				5,000	(3)
				(2,797)	(5)
Additional paid-in capital	-	23,364	23,364	3,502,961	(6)	13,706,730
				2,758,402	(7)
				4,995,000	(3)
				(22,997)	(5)
				2,450,000	(2)
Treasury stock	(75,000)	-	(75,000)	75,000	(6)	-
(Accumulated deficit) retained earnings	(3,502,809)	(20,200)	(3,523,009)	20,200	(5)	(3,502,809)
Stockholders’ equity	15,152	9,750	24,902	7,758,406		10,233,308
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,471,247	$12,204	$8,483,451	8,434,756		$16,918,207

Microwave Satellite Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2007

	Historical		Pro Forma
	MST	Fitness Xpress
	March 31, 2007	January 31, 2007	Pro-forma Adjustments		Combined Balances
Total Revenue	$486,906	$-	$-		$486,906

Cost of Sales	789,497	-	-		789,497

Gross Profit	(302,591)	-	-		(302,591)

Costs and Expenses:
Selling, General and Administrative	772,654	4,445	-		777,099
Depreciation and Amortization	88,185	-	-		88,185
Total Operating Expense	860,839	4,445	-		865,284

Loss from Operations	(1,163,430)	(4,445)	-		(1,167,875)

Other Income (Expenses):
Other Income	-	-	-		-
Interest Income	4	-	-		4
Interest Expense	(117,713)	-	(132,000)	(8)	(430,531)
			(180,818)	(9)

Total Other Income (Expenses)	(117,709)	-	(312,818)		(430,527)

Loss Before Provision for Income Taxes	(1,281,139)	(4,445)	(312,818)		(1,598,402)
Provision for Income Taxes	-	-			-
Net Loss	$(1,281,139)	$(4,445)	$(312,818)		$(1,598,402)

Loss per common share (basic and dilutive)					($.05)
Common shares outstanding					29,386,538

Microwave Satellite Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2006

	Historical		Pro Forma
	MST	Fitness Xpress
	For the 12 months ended December 31, 2006	February 10, 2006 (inception) to January 31, 2007	Pro-forma Adjustments		Combined Balances
Total Revenue	$1,896,446	$-	$-		$1,896,446

Cost of Sales	2,346,448	-	-		2,346,448

Gross Profit	(450,002)	-	-		(450,002)

Costs and Expenses:
Selling, General and Administrative	2,856,631	20,200	-		2,876,831
Depreciation and Amortization	323,862	-	-		323,862
Total Operating Expense	3,180,493	14,604	-		3,200,693

Loss from Operations	(3,630,495)	(20,200)	-		(3,650,695)

Other Income (Expenses):
Other Income	1,484	-	-		1,484
Interest Income	19	-	-		19
Interest Expense	(210,954)	-	(526,000)	(8)	(1,460,226)
			(723,272)	(9)
Total Other Income (Expenses)	(209,451)	-	(1,249,272)		(1,458,723)

Loss Before Provision for Income Taxes	(3,839,946)	(20,200)	(1,249,272)		(5,109,418)
Provision for Income Taxes	(146,215)	-	-		(146,215)
Net Loss	$(3,693,731)	$(20,200)	$(1,249,272)		$(4,963,203)

Loss per common share (basic and dilutive)					($.17)
Common shares outstanding					29,386,538

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations are presented combining MST’s condensed consolidated statement of operations for the year ended December 31, 2006 and MST’s unaudited condensed statement of operations for the three months ended March 31, 2007 with FXS’s statements of operations for the period of February 10, 2006 (inception) to January 31, 2007 and for the three months ended January 31, 2007 assuming the transaction occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on March 31, 2007 and combines MST’s unaudited March 31, 2007 condensed balance sheet amounts with FXS’s unaudited balance sheet as January 31, 2007.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

The fiscal year end of MST is December 31 and differs from the Registrant’s year end by less than 93 days, and as result, management has elected to use MST’s most recent fiscal year ends in accordance with Rule 11-02 (c) (3) of SEC Regulation S-X.

2. The Merger Agreement

On May 22, 2007, FXS entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among FXS, MST, and Microwave Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of FXS (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub will be merged with and into MST, and MST, as the surviving corporation, will become a wholly-owned subsidiary of FXS. Pursuant to the Merger Agreement, following the merger FXS changed its name to MSTI Holdings, Inc.

Pursuant to the Merger Agreement, at closing the stockholders of MST received 120,000 shares of FXS’s common stock for each issued and outstanding share of MST’s common stock. In addition, $5,000,000 of outstanding indebtedness of MST to Telkonet was converted at $1.00 per share into 5,000,000 shares of FXS common stock. As a result, at the closing FXS issued 20,000,000 shares of its common stock to the former stockholders of MST, representing approximately 50.7% of FXS’s outstanding common stock following (1) the closing of the Merger, (2) the closing of the Private Placement for $3,078,716.50, and (3) FXS’s cancellation of 3,169,014 shares in the Split-Off, and taking into account the issuance of 10,117,462 shares of FXS common stock issuable upon conversion of the maximum amount of the Debentures.

In connection with the Merger, as of May 25, 2007, we issued $6,576,350 Debentures that are convertible into an aggregate of 10,117,462 shares of our common stock at a conversion price of $0.65 per share and Debenture warrants to purchase an aggregate of 5,058,730 shares of our common stock at an exercise price of $1.00 per share. The Debentures were issued with an 8% Original Issue Discount. As a result we received $6,050,000 from the issuance of the Debentures (before payment of the placement agent fees and other fees).

3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)	Reflects net proceeds received upon the equity and debenture transactions
(2)
Reflects $6,050,000 Debentures notes payable and the related Original Issue Discount and the related costs to be amortization over the term. The Debentures notes payable are net of the value of the conversion of the warrants and the beneficial conversion feature of the debt valued at $2,450,000 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 5.00%, a dividend yield of 0%, and volatility of 200%.

(3)	Reflects $5,000,000 of outstanding indebtedness of MST to Telkonet was converted at $1.00 per share into 5,000,000 shares of FXS common stock
(4)	Reflects repayment of outstanding indebtedness of MST to Telkonet
(5)	Reflects merger agreement and net FXS shares outstanding and reclassification of FXS equity
(6)	Reflects merger agreement and MST shareholder equity conversion
(7)	Reflects issue of shares in the private placement
(8)	Reflects interest expense on the convertible debentures, annual rate of 8%
(9)	Reflects amortization of the deferred financing costs and conversion of the warrants and beneficial conversion feature based upon a five year amortization period.